As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	39-3690783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(650) 405-4770

(Address of Principal Executive Offices, Zip Code)

BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan

BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan

(Full title of the plan)

Eli Wallace

Chief Executive Officer

BridgeBio Oncology Therapeutics, Inc.

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(650) 405-4770

(Name and address of agent for service; Telephone number, including area code, of agent for service)

Copies to:

Maggie L. Wong

Alicia M. Tschirhart

Goodwin Procter LLP

525 Market Street

San Francisco, CA 94105

(415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers (i) additional shares of common stock, $0.0001 par value per share (“Common Stock”), of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the “Registrant”) under the Registrant’s 2025 Stock Option and Incentive Plan (the “2025 Plan”) and (ii) additional shares of Common Stock under the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”).

The number of shares of Common Stock reserved and available for issuance under the 2025 Plan is subject to an automatic annual increase on each January 1, by 5% of the sum of (a) the number of shares of Common Stock issued and outstanding, (b) the number of shares of Common Stock underlying any outstanding stock options, restricted stock units, stock appreciation rights or other equity awards exercisable for or convertible or exchangeable into shares of Common Stock pursuant to the Company’s equity incentive plans or similar arrangements, (c) the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans or similar arrangements, and (d) the number of shares of Common Stock issuable upon (i) the exercise of any outstanding warrants or other rights to purchase shares of Common Stock or (ii) the conversion or exchange of any outstanding shares of preferred stock or other securities convertible or exchangeable into shares of Common Stock, to the extent not included in clause (b) or (c) (clauses (a) through (d), collectively, the “Fully Diluted Shares”) on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. Accordingly, on January 1, 2026, the number of shares of Common Stock reserved and available for issuance under the 2025 Plan increased by 4,563,529 shares.

The number of shares of Common Stock reserved and available for issuance under the 2025 ESPP is subject to an automatic increase on each January 1, by the lesser of 973,809 shares of Common Stock, 1% of the Fully Diluted Shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. Accordingly, on January 1, 2026, the number of shares of Common Stock reserved and available for issuance under the 2025 ESPP increased by 912,706 shares.

The additional shares reserved and available for future issuance under the 2025 Plan and 2025 ESPP are of the same class as other securities relating to the 2025 Plan and 2025 ESPP for which the Registrant’s Registration Statement filed on Form S-8 filed with the Securities and Exchange Commission on October 10, 2025 (File No. 333-290825) is effective. The information contained in the Registrant’s Registration Statement on Form S-8 (Registration No. 333-290825) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	BridgeBio Oncology Therapeutics, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 the Registrant’s Current Report on Form 8-K filed on August 12, 2025).

4.2	BridgeBio Oncology Therapeutics, Inc. Bylaws (incorporated by reference to Exhibit 3.2 the Registrant’s Current Report on Form 8-K filed on August 12, 2025).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of WithumSmith+Brown, former independent registered public accounting firm.

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1 (No. 333-289940) filed on August 29, 2025).

99.2	BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.22 the Registrant’s Current Report on Form 8-K filed on August 12, 2025).

107*	Filing Fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 2nd day of January, 2026.

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

By:	/s/ Eli Wallace
Name: Eli Wallace Title: Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Eli Wallace and Uneek Mehra, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Eli Wallace Eli Wallace	Chief Executive Officer and Director (Principal Executive Officer)	January 2, 2026

/s/ Uneek Mehra Uneek Mehra	Chief Financial Officer (Principal Financial Officer)	January 2, 2026

/s/ Jake Bauer Jake Bauer	Director	January 2, 2026

/s/ Bihua Chen Bihua Chen	Director	January 2, 2026

/s/ Michelle Doig Michelle Doig	Director	January 2, 2026

/s/ Raymond Kelleher Raymond Kelleher	Director	January 2, 2026

/s/ Neil Kumar Neil Kumar	Director	January 2, 2026

/s/ Frank P. McCormick Frank P. McCormick	Director	January 2, 2026

/s/ Praveen Tipirneni Praveen Tipirneni	Director	January 2, 2026